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                CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of First American Scientific Corp. on Form S-8 of our report dated October 20, 1995, of our audit of the financial statements of First American Scientific Cop., from inception through October 5, 1995 which report is included in the Form 10/A SEC File No. 0-27094.

                              /s/ Robert Moe & Associates

                              ROBERT MOE & ASSOCIATES, P.S.
                              305 IBM BUILDING
                              WEST 201 NORTH RIVER DRIVE
                              SPOKANE, WASHINGTON   99201


June 17, 1996